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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OutSource International, Inc. and Subsidiaries on Form S-3 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K/A, dated April 2, 1998, of OutSource International, Inc. and Subsidiaries for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Certified Public Accountants
Fort Lauderdale, Florida
December 15, 1998